        As filed with the Securities and Exchange Commission on April 2, 1999
                                          Registration Statement No. 333-____
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            ___________________

                                 FORM S-8
                          Registration Statement
                                   Under
                        The Securities Act of 1933
                            ___________________

                          C-CUBE MICROSYSTEMS INC.
          (Exact name of registrant as specified in its charter)

                            ___________________

              Delaware                              77-0192108
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


                          1778 McCarthy Boulevard
                        Milpitas, California  95035
           (Address and zip code of principal executive offices)
                            ___________________

                     1998 Employee Stock Purchase Plan
                         1994 Employee Stock Plan
                        (Full titles of the Plans)
                            ___________________

                             Walt Walczykowski
                        Vice President, Finance and
                          Chief Financial Officer
                         C-Cube Microsystems Inc.
                          1778 McCarthy Boulevard
                        Milpitas, California 95035
                              (408) 490-8000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                            ___________________

                                Copy to:
                           Aaron J. Alter, Esq.
                     Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                            650 Page Mill Road
                     Palo Alto, California 94304-1050
                              (650) 493-9300

===============================================================================

                      CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                     Proposed      Proposed
                                     Maximum       Maximum
                                     Offering      Aggregate      Amount of
Title of Securities   Amount to be   Price Per     Offering      Registration
 to be Registered      Registered    Share (1)     Price (1)       Fee (1)
-------------------------------------------------------------------------------
Common Stock,
$0.001 par value
Issuable under:

1998 Employee Stock
Purchase Plan.......    382,611(2)    $19.28125   $ 7,377,218    $ 2,051.00

1994 Employee Stock
Plan................  1,530,444(3)    $19.28125    29,508,873      8,203.00
-------------------------------------------------------------------------------
Total                 1,913,055          --       $36,886,092    $10,254.00
===============================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on April 1,
1999.

(2) Does not include 800,000 shares of Common Stock that were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 21, 1998, for a registration fee of $4,528.00.

(3) Does not include shares of Common Stock that were registered under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 21, 1998, May 16, 1996, May 14, 1996, March 27, 1996, February 16, 1995 and July 19, 1994.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:

        (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-23596) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above.

        (c) The description of the registrant Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A (File No. 000-23596) filed pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed with the Commission for the purpose of updating such description.

        (d) The contents of the Company's Registration Statement on Forms S-8 (Registration Nos. 33-81718, 33-89474, 333-02812, 333-03677, 333-03877,
333-03881, 333-14799, 333-19777 and 333-59483).

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933 pursuant to a written agreement with each such director and officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 2nd day of April 1999.

                                   By:   /s/ Alexandre A. Balkanski, Ph.D.
                                         Alexandre A. Balkanski, Ph.D.
                                         President and Chief Executive Officer

                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alexandre Balkanski and Walt Walczykowski, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 2, 1999, by the following persons in the capacities indicated.


       Signature                         Title                        Date
------------------------     ----------------------------------   -------------

/s/ Donald T. Valentine      Director and Chairman of the Board   April 2, 1999
Donald T. Valentine

/s/ Alexandre A. Balkanski   President, Chief Executive Officer   April 2, 1999
Alexandre A. Balkanski       and Director (Principal Executive
                                         Officer

/s/ Walt Walczykowski        Vice President, Finance and Chief    April 2, 1999
Walt Walczykowski              Financial Officer (Principal
                             Financial and Accounting Officer)

/s/ Gregorio Reyes                      Director                  April 2, 1999
Gregorio Reyes

/s/ T.J. Rodgers                        Director                  April 2, 1999
T.J. Rodgers

/s/ Baryn S. Futa                       Director                  April 2, 1999
Baryn S. Futa

/s/ Donald McKinney                     Director                  April 2, 1999
Donald McKinney

                             INDEX TO EXHIBITS

  Exhibit
  Number          Description of Document
  -------         ----------------------------------------------
     5.1          Opinion of counsel with respect to the
                  securities being registered.

    23.1          Independent auditors' consent.

    23.2          Consent of counsel (contained in Exhibit 5.1).

    24.1          Power of Attorney (see page II-4).